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                               AMENDMENT NO. 1 TO
                       STOCK PURCHASE AND SALE AGREEMENT

                                     DATED
                                 APRIL 15, 1996

         This Amendment No. 1 is made as of this 25th day of November, 1996 by and between MIL (Investments) S.A., a Luxembourg corporation ("MIL"), and Nord Resources Corporation, a Delaware corporation ("Nord"), as parties to that certain Stock Purchase and Sale Agreement dated April 15, 1996 (the "April Agreement"). All capitalized terms used herein, unless specifically defined herein, shall have the respective meanings ascribed to them in the April Agreement.

                              W I T N E S S E T H:

         WHEREAS, MIL and Nord have entered into a Stock Purchase and Sale Agreement dated October 16, 1996 (the "October Agreement"), pursuant to which MIL agreed to purchase an additional 2,000,000 shares of common stock, $.01 par value, of Nord ("NRC Shares") for an aggregate purchase price of $10,000,000; and

         WHEREAS, in connection with the October Agreement, and in partial consideration therefor, the Board of Directors of Nord resolved on October 23, 1996 to make certain changes to the size of the Board of Directors of Nord and authorized the foreshortening of the period during which MIL is obligated under the April Agreement to vote all of the NRC Shares it owns and may own in the future for the nominees designated by the Board of Directors of Nord for the Board from the year 2000 to 1999; and

         WHEREAS, MIL and Nord now wish to amend the April Agreement to provide for the above-referenced changes in the size of the Board of Directors of Nord and the restrictions on the NRC Shares owned by MIL;

         NOW, THEREFORE, in consideration of the covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, MIL and Nord hereby agree as follows:

         1. The first full sentence of Section 3 of the April Agreement is hereby amended and replaced in its entirety as follows:

                  "In connection with the resignation of Karl A. Frydryk as a director of Nord effective as of November 25, 1996, the Board of Directors of Nord shall be reduced from eight (8) to seven
                  (7) members, effective as of November 25, 1996. MIL shall continue to have the right to designate three (3) individuals to serve as Investor's Nominees to the Board of Directors."

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         2. The fifth full sentence of Section 3 of the April Agreement is hereby amended by deleting the reference therein to "eight (8)" and by replacing such reference with the phrase "seven (7)".


         3. The sixth full sentence of Section 3 of the April Agreement is hereby amended to read in its entirety as follows:

                  "Investor covenants and agrees to vote all of the NRC Shares it owns and may own in the future for the nominees designated by the Board of Directors (excluding the Investor's Nominees) for the Board of Directors through and including the annual meeting of stockholders to be held in the year 1999."

         4. Except as expressly provided herein, the April Agreement, amended by this Amendment No. 1, is hereby ratified and confirmed in all respects.

         IN WITNESS WHEREOF, the parties have duly executed this Amendment No. 1 as of the date first above written.

                                           MIL (INVESTMENTS) S.A.

                                           By:    /s/ E. Van de Kelft
                                               -------------------------------
                                                Name:  Edmond  Van de Kelft
                                                Title: Managing Director

                                           By:     /s/ Ekkehart Kessel
                                               -------------------------------
                                                Name:  Ekkehart Kessel
                                                Title: Director

                                           NORD RESOURCES CORPORATION

                                                   /s/ Edgar F. Cruft
                                           -----------------------------------
                                           Name:  Mr. Edgar F. Cruft
                                           Title: Chairman


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